EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS



	We consent to the incorporation by reference in the Registration Statement (Form S-8, as amended) pertaining to the Reglement Du Plan D'Epargne De La Societe Coca-Cola Entreprise S.A. of Coca-Cola Enterprises Inc. of our report dated January 19, 1998, with respect to the consolidated financial statements and schedule of Coca-Cola Enterprises Inc. included and/or incorporated by reference in Coca-Cola Enterprises Inc.'s
Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


						/s/	ERNST & YOUNG LLP






Atlanta, Georgia
September 8, 1998